EXHIBIT 8.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

August 2, 2006

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036	MS Structured Asset Corp. 1585 Broadway New York, New York 10036

Ladies and Gentlemen:

We have acted as special counsel to MS Structured Asset Corp., a Delaware corporation (the “Depositor”), in connection with the Depositor’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) and the related prospectus (the “Prospectus”), first filed on November 12, 2002, and amended by filings on January 22, 2003, February 20, 2003, March 4, 2003, October 4, 2005, November 30, 2005, February 15, 2006, March 13, 2006, April 13, 2006, May 16, 2006, May 26, 2006, and May 31, 2006 with respect to the offering of Structured Asset Trust Unit Repackagings (the “Units”), which the Depositor plans to offer in series. Our advice forms the basis for the discussion of federal income tax consequences appearing under the heading “United States Federal Income Taxation” in the Prospectus and the Prospectus Supplement dated August 2, 2006 (the “Prospectus Supplement”) in which we are identified as counsel; such discussion represents our opinion with respect to the material federal income tax consequences of purchasing, owning and disposing of the Units.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus and Prospectus Supplement under the captions “United States Federal Income Taxation” and “Validity of Units.” By giving such consent, we do not admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ James M. Peaslee
James M. Peaslee, a Partner